Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

February 7, 2018

DIVIDEND INITIATED BY PEABODY BOARD OF DIRECTORS, DEMONSTRATING STRONG FINANCIAL POSITION, CASH FLOW GENERATION POTENTIAL AND COMMITMENT TO SHAREHOLDER RETURNS

ST. LOUIS, Feb. 7 – Peabody (NYSE: BTU) announced today that its board of directors has declared a quarterly dividend of $0.115 per share on the company’s common stock, payable on March 5, 2018 to shareholders of record on Feb. 19, 2018.

“Peabody is pleased to initiate a quarterly dividend program as an important next step in the company’s commitment to shareholder returns, while further demonstrating the company’s strong financial position and robust cash generation potential,” says Peabody President and Chief Executive Officer Glenn Kellow. “The dividend declaration follows a year in which the company exceeded targets for deleveraging and liquidity, while beginning meaningful share repurchases under a $500 million authorized program. Our dividend is the latest demonstration of our financial approach of generating cash, maintaining a strong balance sheet, investing wisely and returning cash to shareholders.”

The Peabody board of directors will evaluate dividends on a quarterly basis, taking into consideration the company’s cash flows and alternative means to create shareholder value.

Peabody will host a call at 10 a.m. CST today in conjunction with the company’s fourth quarter 2017 earnings announcement. For more information, please refer to PeabodyEnergy.com.

Peabody (NYSE: BTU) is the leading global pure-play coal company, serving power and steel customers in more than 25 countries on five continents. Peabody offers significant scale, high-quality assets, and diversity in geography and products. Peabody is guided by seven core values: safety, sustainability, leadership, customer focus, integrity, excellence and people. For further information, visit PeabodyEnergy.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control, that are described in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, as amended on July 10, 2017 and Aug. 14, 2017, and in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2017, as well as additional factors we may describe from time to time in other filings with the SEC. You may get such filings for free at our website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Contact:

Investors

Julie Gates

314.342.4336

Media

Michelle Constantine

314.342.4347